Exhibit 99.1

SECURITY CAPITAL ASSURANCE



NEWS RELEASE                                      SECURITY CAPITAL ASSURANCE LTD
                                                  A.S. Cooper Building
                                                  26 Reid Street, 4th Floor
                                                  Hamilton HM 11
                                                  Bermuda
                                                  Tel: +1 441-279-7450




          SECURITY CAPITAL ASSURANCE COMMENTS ON FITCH RATINGS ACTIONS


HAMILTON, BERMUDA, NOVEMBER 23, 2007 - Security Capital Assurance Ltd (NYSE:
SCA) ("SCA" or the "Company") provided an update today regarding Derivative Fitch's ("Fitch") recent announcement of ratings downgrades and affirmations for global structured finance collateralized debt obligations ("SF CDOs").

On November 21, 2007 Fitch announced the ratings actions associated with the conclusion of its global review of cash and synthetic SF CDOs with exposure to US residential mortgage backed securities.

One SCA insured SF CDO previously identified as being under review by Fitch was included in this recent round of ratings actions. This transaction of approximately $573 million net par, originally rated AAA by Fitch on June 27, 2006, was downgraded to BBB-. The SCA insured portion of the transaction is supported by an additional 5% subordination not reflected in the new rating.


ABOUT SECURITY CAPITAL ASSURANCE
Security Capital Assurance Ltd is a holding company domiciled in Bermuda whose common shares are listed on the New York Stock Exchange (NYSE: SCA) For more information please visit http://www.scafg.com.

CONTACT:

INVESTORS                                              MEDIA
Frank Constantinople                                   Michael Gormley
+1 441-279-7450                                        +1 441-279-7450
frank.constantinople@scafg.com                         michael.gormley@scafg.com

                                                       Catherine Jones
                                                       +1 212-333-3810
                                                       cjones@brunswickgroup.com

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